UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Dollar General Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 27, 2020, Sandra B. Cochran, a member of the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”), submitted her resignation from the Board and withdrew as a director nominee for election at the Company’s Annual Meeting of Shareholders to be held on May 27, 2020 (the “2020 Annual Meeting”). Ms. Cochran’s service on the Board and its Audit Committee concluded following the close of business on April 27, 2020 (the “Effective Time”). Ms. Cochran resigned to focus on her other responsibilities. Her resignation is not the result of any disagreement with the Company.

The Board has accepted Ms. Cochran’s resignation and withdrawal as a director nominee and, effective immediately following the Effective Time, reduced the size of the Board from nine to eight and appointed Debra A. Sandler, who the Board has found to be independent for purposes of the New York Stock Exchange listing standards and as defined in the Company’s Corporate Governance Guidelines for both Board and Audit Committee purposes, to fill the vacancy on the Audit Committee created by Ms. Cochran’s resignation.

Other than Ms. Cochran, the nominees named in the Company’s Definitive Proxy Statement dated April 2, 2020 (the “Proxy”) will stand for election at the 2020 Annual Meeting. Notwithstanding Ms. Cochran’s resignation and withdrawal as a director nominee, the form of proxy card included in the original distribution of the Proxy remains valid; however, any votes that are submitted with instructions to vote for all the Board’s nominees will be voted only for the eight remaining nominees named in the Proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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